Brabo, Carlsen & Cahill
  Certified Public Accountants
  1111 E. Tahquitz Canyon Way, Suite 203
  Palm Springs, California 92262
  (760) 320-0848


  Tensleep Corporation
  86025 52nd Avenue
  Coachella, California 92236-2701

  Gentlemen:

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Stock Option Plan of Tensleep Corporation of our report dated January 9, 2001, relating to the financial statements of Tensleep Corporation for the year ended September 30, 2000 included in Tensleep Corporation's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.

  BRABO, CARLSEN & CAHILL

  Palm Springs, California
  March 23, 2001